SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC  20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of report (Date of earliest event reported) October 20, 1998



                              TRIARC COMPANIES, INC.
                --------------------------------------------------
                (Exact Name of Registrant as Specified in Charter)



Delaware                     1-2207                         38-0471180
---------------              ------------                   -------------------
(State or other              (Commission                    (IRS Employer
jurisdiction of              File Number)                   Identification No.)
incorporation)


            280 Park Avenue
            New York, New York                                10017
            ----------------------------------------          ----------
            (Address of Principal Executive Offices)          (Zip Code)

            Registrant's telephone number, including area code: (212) 451-3000





                 ---------------------------------------------
                       (Former Name or Former Address, if
                          Changed Since Last Report)



Item 5.        Other Events.

        On October 12, 1998, the Company reported that the Board of Directors of the Company had formed a Special Committee to evaluate a proposal it had received from Nelson Peltz and Peter W. May, the Chairman and Chief Executive Officer and President and Chief Operating Officer, respectively, of the Company for the acquisition (the "Proposed Acquisition") by an entity to be formed by them of all of the outstanding shares of the Company (other than the 6 million shares owned by an affiliate of Messrs. Peltz and May).

        A number of purported class action suits have been filed in the Delaware Chancery Court challenging the Proposed Acquisition. Each of the pending suits names the Company as a defendant along with each of the members of the Company's Board of Directors. The complaints allege, among other things, that the proposed acquisition would constitute a breach of the directors' fiduciary duties and that the proposed consideration to be paid for the shares of the Company's common stock is unfair and demand, in addition to damages and costs, that the proposed acquisition be enjoined.

        The Special Committee has not, to date, responded to the proposal from Messrs. Peltz and May.



                                          SIGNATURE



        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            TRIARC COMPANIES, INC.



Date:  October 20, 1998                     By:    BRIAN L. SCHORR
                                                   ------------------------
                                                   Brian L. Schorr
                                                   Executive Vice President
                                                   and General Counsel